UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 9, 2011, Evergreen Energy Inc. (NYSE Arca: EEE) announced it has completed the formation of its venture with WPG Resources (ASX: WPG), an Australian listed mineral resources company, to jointly develop and produce K-Fuel®, Evergreen’s coal upgrading technology, throughout Australia.  The venture, Southern Coal Holdings (SCH) will be 50% owned by WPG Resources and 50% by Evergreen Energy, and was incorporated in Australia in 2010 as a private limited liability company. SCH was a wholly owned subsidiary of WPG prior to the closing of this transaction.

Under the terms of the agreement, Evergreen has contributed to SCH an exclusive license to the K-Fuel Technology for Australia and WPG has contributed all of its sub-bituminous coal and lignite resources located in Australia.  The SCH venture will continue exploratory and testing activities with respect to the identified coal deposits and the application of the K-Fuel process to such deposits.  Further operation of SCH is subject to the permitting, construction and completion of mining and K-Fuel upgrading facilities, and sufficient financing to conduct these activities.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated June 9, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: June 9, 2011	By: /s/ William G. Laughlin
Executive Vice President, General Counsel and Secretary

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Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 9, 2011

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